UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: March 31, 2010
(Date of earliest event reported)

CMG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-1667
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 -FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

    On September 23, 2009, the Company entered into a letter of intent with AudioEye, Inc. of Tucson, Arizona (“AudioEye”) whereby the Company agreed to the principal terms and conditions under which the Registrant will acquire all of the outstanding capital stock of AudioEye.   On March 31, 2010, the Company and AudioEye executed the final Stock Purchase Agreement in connection with the Binding Letter of Intent.

    In accordance with the Stock Purchase Agreement, the Company paid to the Sellers the sum of Thirty Thousand Dollars ($30,000) (the “Initial Cash Payment”) and issued to the Sellers newly issued One Million Five Hundred Thousand (1,500,000) shares of the Company's common stock (the “Stock Payment”) and warrants (the “Buyer Warrants”) to purchase additional newly issued shares of the Company's common stock (the “Warrant Payment”).  The Initial Cash Payment, the Stock Payment and the Warrant Payment were each to be apportioned and issued to the individual Sellers pro rata to their ownership in the Company at closing. The Buyer Warrants are exercisable in the aggregate for up to an additional Two Hundred Fifty Thousand (250,000) newly issued shares of the Company’s common stock; at a strike price per share equal to the closing price of the Company’s common stock on the last trading day immediately preceding the Closing Date; have a term of five (5) years from the Closing Date; are exercisable immediately following the Closing; provide for cashless exercise; contain standard weighted average anti-dilution provisions.   As part of the Working Capital Funding Obligation, the Companyr provided to the Company at closing an initial working capital contribution of Four Hundred Seventy Thousand Dollars ($470,000), a portion of which was used by AudioEye to retire the long-term and current debt on its books.

    As part of the working capital funding obligation, the Company will provide to AudioEye a deferred working capital  contribution of up to Two Million Five Hundred Thousand Dollars ($2,500,000).  The Company will fund the deferred working capital contribution to Audio Eye as follows:  Six Hundred Twenty-Five Thousand Dollars ($625,000) within ninety (90) days after AudioEye achieves cumulative Contract Sales Value of Two Million Five Hundred Thousand Dollars ($2,500,000) subsequent to the Closing. Six Hundred Twenty-Five Thousand Dollars ($625,000) within ninety (90) days after AudioEye achieves cumulative Contract Sales Value of Five Million Five Hundred Thousand Dollars ($5,500,000) subsequent to the Closing. One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) within ninety (90) days after AudioEye achieves a cumulative Contract Sales Value of Ten Million Dollars ($10,000,000) subsequent to the Closing. Even if the Contract Sales Value targets in the Stock Purchase Agreement are not achieved, the Company will provide to AudioEye working capital of at least Five Hundred Thousand Dollars ($500,000) on the eighteen (18) month anniversary of the Closing Date and an additional Five Hundred Thousand Dollars ($500,000) on the thirty-six (36) month anniversary of the Closing Date.  Company authorizes AudioEye to, and AudioEye may without further authorization from the Company and in the ordinary course of business, use up to Twenty-Five Percent (25%) of each deferred working capital contribution as it is received from the Company to effectuate and fund a patent infringement enforcement and licensing strategy pertaining to AudioEye’s current and future patented intellectual property.

    As part of the Purchase Price, the remainder of the Purchase Price (following payment of the Initial Cash Payment, the Stock Payment and the Warrant Payment at Closing) will consist of, and be paid to the Sellers by the Company, as follows; During the life of the patents covering AudioEye's technology, fifty percent (50%) of any cash received from income earned, settlements or judgments directly resulting from the patent strategy (whether received by the Company, AudioEye or any of the Company’s Affiliates), net of any direct costs or tax implications incurred in the pursuit of the patent strategy, which amounts the Company will pay promptly to the Sellers following receipt, with each Seller receiving a portion equal to their pro rata ownership in AudioEye at Closing; and payment to be paid in 2014 within thirty (30) days after AudioEye’s year-end 2013 financial statements are completed and audited by an independent PCAOB accounting firm and that will reflect the average Company Net Income for the years 2010, 2011, 2012, and 2013 based on the following formula:

Deferred Payment Amount = (Average Company Net Income x Multiple Determination) - All Funding Provided to the Company by the Buyer to Satisfy the Working Capital Funding Obligation

Where

AVERAGE COMPANY NET INCOME = (YR1 + YR2 + YR3 + YR4) / 4
YR1 = the Company Net Income for Year 2010
YR2 = the Company Net Income for Year 2011
YR3 = the Company Net Income for Year 2012
YR4 = the Company Net Income for Year 2013

Where

MULTIPLE DETERMINATION = (10, 11, 12, 13, 14, OR 15)
10 = Average Growth of Company Net Income of 0.00% to 10.00%
11 = Average Growth of Company Net Income of 10.01% to 15.00%
12 = Average Growth of Company Net Income of 15.01% to 20.00%
13 = Average Growth of Company Net Income of 20.01% to 25.00%
14 = Average Growth of Company Net Income of 25.01% to 30.00%
15 = Average Growth of Company Net Income of 30.01% or greater

(With Average Growth of Company Net Income calculated over the entire YR1 to YR4 period.) For purposes of determining Company Net Income, no income from the Company derived from the Patent Strategy as set forth in Section 1.7(a) shall be included in the calculation of gross or net revenues of AudioEye or Average Growth of AudioEye Net Income.

The Deferred Payment will consist of cash and newly issued common stock of the Company at a ratio of Fifty Percent (50%) cash and Fifty Percent (50%) common stock. The value assigned to each share of the Buyer’s restricted common stock to be issued as part of the Deferred Payment will equal the average close of trading price of the Company’s common stock during the sixty (60) day period immediately preceding the date the deferred payment is made to Sellers.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

    On April 1, 2010, the Company entered into a Note Purchase Agreement with CMGO Investors, LLC, a Delaware limited liability company, providing for the sale and issuance of (i) $725,000 of its 13% Senior Secured Convertible Extendible Notes due 2011 and (ii) warrants to purchase 3,625,000 shares of the Company’s Common Stock.    The Note bears interest at a rate of 13% per annum payable quarterly.  The entire amount of the Note, together with all accrued but unpaid interest thereon, is due and payable in full on July 1, 2011; provided that, so long as there is no continuing Event of Default, the Company may in its sole discretion extend the Maturity Date for a period of three months by paying an extension fee equal to 5% of the principal amount of the outstanding Notes.    In the event of Default on the Note, the Note shall bear interest at the rate per annum equal to 18%.  The Notes rank senior in right of payment with all indebtedness of the Company, whether currently existing or issued in the future.  The Notes are secured by a security interest in all of the assets of the Company and the Company's subsidiaries pursant to a Security Agreement and Subsidiary Guarantee.    The Notes are convertible into shares of Common Stock of the Company at any time after the Maturity Date at an initial conversion price of $0.10 per share.    The warrants are exercisable for seven years at an exercise price of $0.10 per share.  The conversion price of the Notes and the exercise price of the warrants will be adjusted in connection with stock splits, dividends, mergers, reclassifications and similar transactions.  In addition, if at any time the closing market price of the Common Stock is less than the conversion price or exercise price for a period of 90 consecutive trading days, then the conversion price or exercise price in effect shall be reduced to the closing market price of the Common Stock on such 90th trading day; provided that in no event shall the conversion price or exercise price be reduced to less than $0.07 per share pursuant to this provision.  The investors also received certain registration rights pursuant to a Registration Rights Agreement.  In connection with this transaction, the Company paid the placement agent 10% of the gross proceeds and warrants to purchase 942,500 shares of Common Stock.

    The sale of securities discussed above was made solely to accredited investors and was exempt from registration under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended.

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SIGNATURE

CMG HOLDINGS, INC.
(Registrant)

Date: April 9, 2010	By: /s/ ALAN MORELL
Alan Morell
Chief Executive Officer
(Duly Authorized Officer)

By: /s/ JAMES J. ENNIS
James J. Ennis
Chief Financial Officer
(Principal Financial
and Accounting Officer)